Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(505,236)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(232,784)
Dividend Income	48,681
Interest Income	22,530
ETF Transaction Fees	700
Total Income (Loss)	$(666,109)

Expenses
General Partner Management Fees	$10,411
Professional Fees	20,208
Brokerage Commissions	507
Directors' Fees and insurance	1,035
License fees	209
Total Expenses	32,370
Expense Waiver	(19,876)
Net Expenses	$12,494
Net Income (Loss)	$(678,603)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/24	$16,200,767
Additions (200,000 Shares)	1,578,423
Net Income (Loss)	(678,603)

Net Asset Value End of Month	$17,100,587
Net Asset Value Per Share (2,200,000 Shares)	$7.77

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596